UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2013

CEREPLAST, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34689	91-2154289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 N. Continental, Suite 100, El Segundo California		90245
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 615-1900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 5, 2013, Michael Okada, age 44, was appointed as Senior Vice President, Chief Financial Officer of Cereplast, Inc. (the “Company”). Mr. Okada has served as the Company’s Interim Chief Financial Officer since February 2012 and Vice President and Corporate Controller since April, 2011. From June, 2009 through February, 2011, Mr. Okada served as Vice President, Finance and Corporate Controller of Mindspeed Technologies, Inc. (MSPD – Nasdaq), a fabless semiconductor company based in Newport Beach, CA. Mr. Okada served as Interim Vice President of Financial Reporting from September, 2008 through April, 2009 of American Apparel, Inc. (APP – Amex), a publicly traded vertically integrated apparel company. Mr. Okada also served as Chief Financial Officer and Treasurer of ExtruMed, LLC, a medical device component manufacturer, from May, 2007 through August, 2008. Mr. Okada holds a Bachelor’s of Science degree in Accounting from Santa Clara University and is a Certified Public Accountant (inactive), licensed in the state of California.

There is no family relationship between Mr. Okada and any of the Company’s directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 8, 2013

CEREPLAST, INC.

/s/ Frederic Scheer
Frederic Scheer
Chief Executive Officer